EXHIBIT 10.9
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          SECOND AMENDED SEVERANCE PLAN CLARIFICATION AGREEMENT
          -----------------------------------------------------

     THIS AGREEMENT, made and entered into as of this 26th day of February, 2002, by and between AMERICAN BANCORPORATION, an Ohio corporation with its office and principal place of business located in St. Clairsville, OH (hereinafter referred to as "American"), and JEREMY C. McCAMIC, party of the second part (hereinafter referred to as "Employee"), and WESBANCO, INC., a West Virginia corporation (hereinafter referred to as "Wesbanco").

     WHEREAS, the Employee is currently serving as the Chief Executive Officer of American and is a beneficiary of that certain Severance Plan adopted by American pursuant to action of its Board of Directors taken on the 21st day of April, 1998, and

     WHEREAS, American and Wesbanco have entered into negotiations concerning the possible acquisition of American and desire to clarify certain provisions of the said Severance Plan in conjunction with the continued employment of Employee, and

     WHEREAS, the parties hereto executed earlier versions of this Agreement dated February 22, 2001, and November 30, 2001, and a letter of understanding dated February 20, 2001, which they hereby revoke and substitute the following therefore.

     WITNESSETH THAT: In consideration of the mutual promises and undertakings hereinafter set forth, and the parties intending to be legally bound hereby, covenant and agree as follows:

     1. Notwithstanding the provisions of said Severance Plan as set forth in the Minutes of the Board of Directors meeting dated April 21, 1998, of American, the parties hereto acknowledge their understanding that they did not intend to trigger Excise Tax under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, that the

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present value of any annuity payment or lump sum that may be paid to the
Employee because of a change in control of the company shall be less than
2.99 times the Employee's "Base Amount" as such term is defined in Section 280G(b)(3) of the Code taking into account all other payments under Section 208G(b)(2)(A). The "Base Amount" is the average includable compensation for the past five (5) years (1997-2001) and American has calculated the Base Amount to be Three Hundred Twenty-four Thousand Four Hundred Five Dollars ($324,405.00).

     2. The parties hereby acknowledge and agree that the Employee shall be paid a monthly annuity, pre-tax, of a program and company approved by him of Eight Thousand One Hundred Dollars ($8,100.00) per month for life with a minimum term certain of twelve (12) years in full satisfaction of the benefit due Employee under the Severance Plan of American, which annuity shall commence within thirty (30) days of the closing of said merger. Employee shall pay all income tax attributable to receipt of such annuity payments.

     3. Employee agrees that the benefits to be provided hereunder shall be in lieu of any other benefit to which Employee might have been entitled under the terms of the Severance Plan adopted by the Board of Directors of American at its meeting of April 21, 1998, under the heading "Severance Plan".

     4. The parties agree that they intend by this amendment to avoid the imposition of any excise tax under Section 280G for all payments made to Employee. The parties acknowledge that calculations demonstrating the inapplicability of the excise tax under Section 280G have been performed for Wesbanco by Ernst & Young and the parties have had an opportunity to review such calculations. However, the parties agree that in the event such an excise tax is assessed, after exhaustion of all remedies applicable thereto, Wesbanco will reimburse Employee for any excise tax (including interest, penalties and costs). Employee

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acknowledges that the payment of such excise tax will be deemed to be additional compensation to him and taxable as ordinary income and Employee will bear any income tax consequences by reason of the reimbursement of any such excise tax.

     WITNESS the following signatures:

                                            AMERICAN BANCORPORATION


                                           By /s/ Brent E. Richmond
                                             ----------------------
                                             Its President
                                                 ------------------
                                            /s/ Jeremy C. McCamic
                                            -----------------------
                                            JEREMY C. McCAMIC


                                            WESBANCO, INC.

                                           By /s/ Paul M. Limbert
                                              ---------------------
                                             Its President
                                                 ------------------



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